     As filed with the Securities and Exchange Commission on August 10, 2001.
                                                          (File No. 333-______)




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------



                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                                51-0350842
           (State or other jurisdiction                   (I.R.S. Employer
        of incorporation or organization)                Identification No.)

                     575 Broadway, New York, New York 10012
                     --------------------------------------
           (Address of principal executive offices including zip code)

                  Various Stock Option Agreements for Employees
                  ---------------------------------------------
                            (Full title of the plan)


                      Kelly Sumner, Chief Executive Officer
      Take-Two Interactive Software, Inc., 575 Broadway New York, NY 10012
      --------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 334-6633
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Robert H. Cohen, Esq.
                      Morrison Cohen Singer & Weinstein LLP
                         750 Lexington Avenue, 8th Floor
                               New York, NY 10022

                         CALCULATION OF REGISTRATION FEE




                                                          Proposed Maximum     Proposed Maximum
        Titles of Securities          Amount to            Offering Price      Aggregate Offering         Amount of
          to be Registered          be Registered             Per Share            Price (1)           Registration Fee
          ----------------          -------------             ---------        -------------------     ----------------
      Common Stock, par value      439,388 shares               $9.80            $4,306,002.40             $1,076.50
      $.01 per share



         (1) Estimated solely for the purpose of calculating the registration fee based on the average exercise price of the options.

         Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the options.

         Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

         This Registration Statement on Form S-8 is filed by the Registrant to register an additional 439,388 shares of its common stock which are issuable upon the exercise of options granted to employees of the Registrant under various agreements. These 439,388 shares are in addition to the 2,525,750 shares of the Registrant's common stock which were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-57800) filed on March 28, 2001 (the "Prior Registration Statement"). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

                  Item 8.  Exhibits.
                           --------

Exhibit No.    Description
-----------    -----------
5              Opinion of Morrison Cohen Singer & Weinstein LLP

23.1           Consent of Pricewaterhouse Coopers LLP

23.2           Consent of Morrison Cohen Singer & Weinstein LLP
               (contained in Exhibit 5)

24.1           Powers of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on the 8th day of August 2001.

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                    By: /s/ Kelly Sumner
                                        ---------------------------------------
                                        Kelly Sumner
                                        Chief Executive Officer

         Each person whose signature appears below authorizes Kelly Sumner as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.


Signature                                      Title                           Date
---------                                      -----                           ----

/s/ Ryan A. Brant               Chairman                                       August 8, 2001
------------------------
Ryan A. Brant

/s/ Kelly Sumner                Chief Executive Officer                        August 8, 2001
------------------------        (Principal Executive Officer) and Director
Kelly Sumner

/s/ James H. David, Jr.         Chief Financial Officer (Principal             August 8, 2001
------------------------        Financial and Accounting Officer)
James H. David, Jr.

/s/ Paul Eibeler                President and Director                         August 8, 2001
------------------------
Paul Eibeler

/s/ Mark Lewis                  Director                                       August 8, 2001
------------------------
Mark Lewis

------------------------        Director                                       August 8, 2001
Oliver R. Grace, Jr.

/s/ Robert Flug                 Director                                       August 8, 2001
------------------------
Robert Flug

/s/ Don Leeds                   Director                                       August 8, 2001
------------------------
Don Leeds


                                  Exhibit Index




Exhibit No.     Description                                              Page
-----------     -----------                                              ----

5               Opinion of Morrison Cohen Singer & Weinstein LLP

23.1            Consent of Pricewaterhouse Coopers LLP

23.2            Consent of Morrison Cohen Singer & Weinstein LLP
                (contained in Exhibit 5)

24.1            Powers of Attorney (included on signature page)